Exhibit 99.1

CAI International, Inc. Reports Results for the First Quarter of 2021

SAN FRANCISCO--(BUSINESS WIRE)--April 29, 2021--CAI International, Inc. (“CAI” or the “Company”) (NYSE: CAI), one of the world’s leading transportation finance companies, today reported results for the first quarter of 2021.

Highlights

  Net income from continuing operations attributable to CAI common stockholders for the first quarter of 2021 was $32.5 million, or $1.85 per fully diluted share.
  Return on common equity on adjusted net income from continuing operations1 was 21.3% in the first quarter of 2021.
  Total leasing revenue for the first quarter of 2021 was $80.8 million, compared to $69.1 million in the first quarter of 2020.
  CAI’s Board of Directors declared a cash dividend of $0.30 per common share payable on June 25, 2021 to shareholders of record as of June 10, 2021.
  CAI leased out $129 million of new containers on long-term or finance leases in the first quarter of 2021 and has leased, or has commitments to lease, an additional $350 million in the second and third quarters.
  Average CEU utilization for CAI’s owned container fleet during the first quarter of 2021 was 99.7%, compared to 99.3% for the fourth quarter of 2020. Current CEU utilization is 99.7%.
Financial and Operating Highlights

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020

Total leasing revenue	$80,800	$81,567	$69,113

Continuing operations GAAP
Net income attributable to common stockholders	$32,470	$32,511	$10,462
Net income per share - diluted	$1.85	$1.81	$0.59

Continuing operations non-GAAP [1]
Adjusted net income attributable to common stockholders	$32,470	$31,622	$10,462
Adjusted net income per share - diluted	$1.85	$1.76	$0.59

Return on common equity (continuing operations) [2]	21.3%	21.2%	7.1%

Total container fleet size in CEUs at end of period	1,837,560	1,798,520	1,705,059
Container fleet utilization at end of period	99.7%	99.6%	98.2%

1 Refer to the “Reconciliation of GAAP Amounts to Non-GAAP Amounts” and “Use of Non-GAAP Financial Measures” set forth below.
2 Refer to the “Calculation of Return on Equity” set forth below.

Timothy Page, Interim President and Chief Executive Officer of CAI, commented, “We are very pleased with our results for the quarter. Adjusted net income from continuing operations attributable to CAI common stockholders was a record $32.5 million, 3% greater than the fourth quarter of 2020, and 210% greater than the first quarter of 2020. Total leasing revenue was $81 million in the quarter, an increase of 17% as compared to the first quarter of last year.

“Our strong results for the quarter were driven by a number of positive factors. During the quarter utilization remained strong at an average of 99.7%, and we leased out $129 million of new containers with an average lease tenor of 9.7 years. The resale market continued to be strong during the quarter and we realized $6.7 million in gains on sale, as we saw a significant increase in average sale prices. Additionally, we continue to benefit from low financing costs, ending the quarter with an average cash interest rate cost of 2.10%. The result of these positive factors was an ROE in the quarter of 21.3%.”

Mr. Page continued, “The global container market continues to benefit from an exceptional level of customer demand and we don’t expect to see any softening in market conditions through at least the remainder of the year. As mentioned earlier, we leased out $129 million of equipment in the first quarter, a quarter which is traditionally the weakest in the global container shipping market. Global container traffic is only expected to increase as the global economy slowly recovers from the pandemic. Additionally, the global logistics supply chain continues to be stressed as evidenced by the disruptions that were created by the grounding of the Ever Given in the Suez Canal, and the growing congestion impacting the Port of Long Beach. All of these factors point towards continued strong demand for shipping containers.

“We currently have $350 million of commitments from our customers for delivery of containers in the second and third quarters and are confident that demand will accelerate as we enter the traditionally strongest time of the year for containerized shipping. We continue to maintain historically high levels of liquidity and are well positioned to take advantage of the expected increase in demand.

“Given our expectation that our container fleet will be effectively fully utilized, we don’t expect that we will be able to realize the same level of gains on sale that we achieved in the first quarter. Nonetheless, driven by our strong order book, we expect Q2 net income to be at or slightly exceed that of Q1 and will provide the basis for continued growth in the coming quarters.”

Mr. Page concluded, “We continue to be very optimistic about our business for the remainder of 2021 and well into next year. We have strong and increasing cash flows from a robust forward customer order book that we expect will generate attractive long-term returns. We have virtually no off-lease equipment and see nothing on the horizon that would impact utilization. On the cost side of the equation, we have almost 80% of our funding costs locked in at very low rates for multiple years. As a result of these favorable factors, we expect to continue to deliver exceptional high teen or greater ROE’s for our shareholders.”

Additional information on CAI’s results, as well as comments on market trends, is available in a presentation posted today on the “Investors” section of CAI's website, www.capps.com.

CAI International, Inc.
Consolidated Balance Sheets
(In thousands, except share information)
(UNAUDITED)

	March 31,	December 31,
	2021	2020
Assets
Current assets
Cash	$23,971	$26,691
Cash held by variable interest entities	23,942	26,856
Current portion of restricted cash	600	600
Accounts receivable, net of allowance for doubtful accounts of $400 and $393
at March 31, 2021 and December 31, 2020, respectively	61,843	65,310
Current portion of net investment in finance leases	80,308	78,992
Current portion of financing receivable	10,615	9,550
Prepaid expenses and other current assets	5,788	6,663
Total current assets	207,067	214,662
Restricted cash	12,087	12,355
Rental equipment, net of accumulated depreciation of $691,842 and $669,360
at March 31, 2021 and December 31, 2020, respectively	1,808,001	1,781,321
Net investment in finance leases	585,016	550,573
Financing receivable	50,568	48,888
Derivative instruments	9,586	-
Other non-current assets	4,280	4,833
Total assets	$2,676,605	$2,612,632

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,231	$3,666
Accrued expenses and other current liabilities	26,569	29,598
Unearned revenue	3,260	3,029
Current portion of debt	183,878	183,448
Rental equipment payable	61,582	100,509
Total current liabilities	278,520	320,250
Debt	1,642,879	1,562,283
Derivative instruments	-	80
Net deferred income tax liability	25,532	24,442
Other non-current liabilities	3,467	3,337
Total liabilities	1,950,398	1,910,392

Stockholders' equity
Preferred stock, par value $.0001 per share; authorized 10,000,000
8.50% Series A fixed-to-floating rate cumulative redeemable perpetual preferred
stock, issued and outstanding 2,199,610 shares, at liquidation preference	54,990	54,990
8.50% Series B fixed-to-floating rate cumulative redeemable perpetual preferred
stock, issued and outstanding 1,955,000 shares, at liquidation preference	48,875	48,875
Common stock: par value $.0001 per share; authorized 84,000,000 shares; issued and outstanding
17,304,111 and 17,562,779 shares at March 31, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	89,308	100,795
Accumulated other comprehensive loss	1,370	(5,743)
Retained earnings	531,662	503,321
Total stockholders' equity	726,207	702,240
Total liabilities and stockholders' equity	$2,676,605	$2,612,632

CAI International, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	March 31,
	2021	2020
Leasing revenue
Operating leases	$63,867	$54,629
Finance leases	13,245	11,590
Other	3,688	2,894
Total leasing revenue	80,800	69,113

Operating expenses
Depreciation of rental equipment	28,551	27,048
Storage, handling and other expenses	2,489	4,429
Gain on sale of rental equipment	(6,743)	(1,647)
Administrative expenses	7,740	6,895
Total operating expenses	32,037	36,725

Operating income	48,763	32,388

Other expenses
Net interest expense	11,172	18,274
Other expense	410	246
Total other expenses	11,582	18,520

Income before income taxes	37,181	13,868
Income tax expense	2,504	1,199

Income from continuing operations	34,677	12,669
Income (loss) from discontinued operations, net of income taxes	1,063	(13,999)
Net income (loss)	35,740	(1,330)
Preferred stock dividends	2,207	2,207
Net income (loss) attributable to CAI common stockholders	$33,533	$(3,537)

Amounts attributable to CAI common stockholders
Net income from continuing operations	$32,470	$10,462
Net income (loss) from discontinued operations	1,063	(13,999)
Net income (loss) attributable to CAI common stockholders	$33,533	$(3,537)

Net income (loss) per share attributable to
CAI common stockholders
Basic
Continuing operations	$1.88	$0.60
Discontinued operations	0.06	(0.80)
Total basic	$1.94	$(0.20)
Diluted
Continuing operations	$1.85	$0.59
Discontinued operations	0.06	(0.79)
Total diluted	$1.91	$(0.20)

Weighted average shares outstanding
Basic	17,271	17,433
Diluted	17,518	17,715

CAI International, Inc.
Consolidated Statements of Cash Flows
(In thousands, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net income (loss)	$35,740	$(1,330)
Income (loss) from discontinued operations, net of income taxes	1,063	(13,999)
Income from continuing operations	34,677	12,669
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation	28,766	27,259
Amortization of debt issuance costs	815	893
Stock-based compensation expense	540	725
Unrealized loss on foreign exchange	400	220
Gain on sale of rental equipment	(6,743)	(1,647)
Deferred income taxes	(940)	(3,504)
Bad debt recovery	(30)	(1,287)
Changes in other operating assets and liabilities:
Accounts receivable	488	3,849
Prepaid expenses and other assets	1,218	723
Net investment in finance leases	21,605	17,102
Accounts payable, accrued expenses and other liabilities	(2,823)	130
Unearned revenue	(7)	(591)
Net cash provided by operating activities of continuing operations	77,966	56,541
Net cash (used in) provided by operating activities of discontinued operations	(2,177)	3,584
Net cash provided by operating activities	75,789	60,125
Cash flows from investing activities
Purchase of rental equipment	(171,625)	(27,500)
Purchase of financing receivable	(5,174)	-
Proceeds from sale of rental equipment	28,783	24,534
Receipt of principal payments from financing receivable	2,645	325
Purchase of furniture, fixtures and equipment	(22)	(310)
Net cash used in investing activities of continuing operations	(145,393)	(2,951)
Net cash provided by investing activities of discontinued operations	1,285	42
Net cash used in investing activities	(144,108)	(2,909)
Cash flows from financing activities
Proceeds from debt	141,000	110,000
Principal payments on debt	(59,887)	(102,681)
Repurchase of common stock	(12,788)	-
Dividends paid to common stockholders	(5,192)	-
Dividends paid to preferred stockholders	(2,207)	(2,207)
Exercise of stock options	1,499	113
Net cash provided by financing activities of continuing operations	62,425	5,225
Net cash used in financing activities of discontinued operations	-	(1,061)
Net cash provided by financing activities	62,425	4,164
Effect on cash of foreign currency translation	(8)	(77)
Net (decrease) increase in cash and cash equivalents	(5,902)	61,303
Cash and restricted cash at beginning of the period	66,502	73,239
Cash and restricted cash at end of the period	$60,600	$134,542

CAI International, Inc.
Fleet Data
(UNAUDITED)

	As of March 31,
	2021	2020

Owned container fleet in TEUs	1,714,552	1,590,880
Managed container fleet in TEUs	55,226	66,721
Total container fleet in TEUs	1,769,778	1,657,601

Owned container fleet in CEUs	1,767,305	1,622,354
Managed container fleet in CEUs	70,255	82,705
Total container fleet in CEUs	1,837,560	1,705,059

	Three Months Ended
	March 31,
	2021	2020
Average Utilization
Container fleet utilization in CEUs	99.6%	98.2%
Owned container fleet utilization in CEUs	99.7%	98.4%

	As of March 31,
	2021	2020
Period Ending Utilization
Container fleet utilization in CEUs	99.7%	98.2%
Owned container fleet utilization in CEUs	99.7%	98.3%

Utilization of containers is computed by dividing the total units on lease in CEUs (cost equivalent units), by the total units in our fleet in CEUs. The total container fleet excludes new units not yet leased and off-hire units designated for sale.

CEU is a ratio used to convert the actual number of containers in our fleet to a figure based on the relative purchase prices of our various equipment types to that of a standard 20 foot dry van container. For example, the CEU ratio for a standard 40 foot dry van container is 1.6, and a 40 foot high cube container is 1.7.

CAI International, Inc.
Reconciliation of GAAP Amounts to Non-GAAP Amounts
(In thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

Amounts attributable to CAI common stockholders

Net income from continuing operations	$32,470	$32,511	$10,462
Write-off of debt issuance costs	-	2,297	-
Revaluation of deferred tax liability as a result of a change in future state
apportionment caused by the sale of the logistics and rail businesses	-	(3,186)	-
Adjusted net income from continuing operations	$32,470	$31,622	$10,462

Diluted net income per share from continuing operations	$1.85	$1.81	$0.59

Diluted adjusted net income per share from continuing operations	$1.85	$1.76	$0.59

Weighted average diluted common shares outstanding	17,518	17,949	17,715

CAI International, Inc.
Calculation of Return on Equity
(In thousands)
(UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

Adjusted net income from continuing operations	$32,470	$31,622	$10,462
Annualized adjusted net income from continuing operations	129,882	126,488	41,848

Average shareholders' equity [1]	$610,359	$596,770	$587,829

Return on equity	21.3%	21.2%	7.1%

[1] Average shareholders' equity was calculated using the quarter's beginning and ending shareholders' equity, excluding preferred stock.

Conference Call

A conference call to discuss the financial results for the first quarter of 2021 will be held on Thursday, April 29, 2021 at 5:00 p.m. ET. The dial-in number for the teleconference is 1-888-398-8098; outside of the U.S., call 1-707-287-9363. The call may be accessed live over the internet (listen only) under the “Investors” section of CAI’s website, www.capps.com, by selecting “Q1 2021 Earnings Conference Call.” A webcast replay will be available for 30 days on the “Investors” section of our website.

Earnings Presentation

A presentation summarizing our first quarter 2021 results is available on the “Investors” section of our website, www.capps.com.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, and includes net income and earnings per share adjusted to reflect the impact of a non-recurring write-off of debt issuance costs and a non-recurring revaluation of deferred tax liability. This press release also refers to return on equity, which is calculated using the non-GAAP financial measure, adjusted net income. These measures are not in accordance with, or an alternative for, generally accepted accounting principles, or GAAP, and may be different from non-GAAP financial measures used by other companies. We believe the presentation of non-GAAP financial measures provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of our ongoing operating performance. Management utilizes return on equity in evaluating how much profit the Company generates on the shareholders’ equity in the Company and believes it is useful for comparing the profitability of companies in the same industry. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. To the extent this release contains historical non-GAAP financial measures, we have also provided a reconciliation to the corresponding GAAP financial measures for comparative purposes.

About CAI International, Inc.

CAI is one of the world’s leading transportation finance companies. As of March 31, 2021, CAI operated a worldwide fleet of approximately 1.8 million CEUs of containers. CAI operates through 13 offices located in 12 countries including the United States.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of CAI, including but not limited to: management’s business outlook for the container leasing business, management’s decision to divest of CAI’s non-core businesses and management's outlook for growth of CAI’s leasing investments. These statements and others herein are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and involve risks and uncertainties that could cause actual results of operations and other performance measures to differ materially from current expectations including, but not limited to: utilization rates, expected economic conditions, expected growth of international trade, availability of credit on commercially favorable terms or at all, customer demand, container investment levels, container prices, lease rates, increased competition, volatility in exchange rates, growth in world trade and world container trade, the ability of CAI to convert letters of intent with its customers to binding contracts, potential to sell CAI’s securities to the public and others.

CAI refers you to the documents that it has filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. These documents contain additional important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this press release. Furthermore, CAI is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, unless required by law.

Contacts

David Morris, Chief Accounting Officer
(415) 788-0100
dmorris@capps.com